Mercury General Corporation Announces Second Quarter Results and Declares Quarterly Dividend

LOS ANGELES, July 29, 2013 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the second quarter of 2013:

Consolidated Highlights

	Three Months Ended June 30,		Change			Six Months Ended June 30,		Change
	2013	2012	$	%		2013	2012	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$665,479	$653,633	$11,846	1.8		$1,355,983	$1,311,920	$44,063	3.4
Net (loss) income	$(9,264)	$(5,264)	$(4,000)	76.0		$57,197	$68,092	$(10,895)	(16.0)
Net (loss) income per diluted share (2)	$(0.17)	$(0.10)	$(0.07)	70.0		$1.04	$1.24	$(0.20)	(16.1)
Operating income (1)	$34,556	$10,180	$24,376	239.4		$72,384	$49,305	$23,079	46.8
Operating income per diluted share (1)	$0.63	$0.19	$0.44	231.6		$1.32	$0.90	$0.42	46.7
Restructuring charges (3)	$0	$0	$0	0		$10,000	$0	$10,000	NM
Catastrophe losses (4)	$13,000	$8,000	$5,000	62.5		$14,000	$8,000	$6,000	75.0
Combined ratio (5)	98.7%	104.5%	—	(5.8)	pts	98.3%	101.1%	—	(2.8)	pts
NM = not meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding Non-GAAP Measures."

(2)	The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.
(3)

The Company consolidated its claims and underwriting operations located outside of California into hub locations in Florida, New Jersey, and Texas, which resulted in a net workforce reduction of approximately 135 employees and a $10 million expense in the first quarter of 2013. The amounts are rounded to the nearest million.

(4)

2013 catastrophe losses were primarily the result of tornadoes in Oklahoma and severe storms in the Midwest and the Southeast region during the second quarter. 2012 catastrophe losses were primarily the result of wind and hail storms in the Midwest region. The amounts are rounded to the nearest million.

(5)

The Company experienced no development and unfavorable development of approximately $23 million on prior accident years' losses and loss adjustment expenses reserves for the three months ended June 30, 2013 and 2012, respectively, and favorable development of approximately $3 million and unfavorable development of approximately $29 million on prior accident years' losses and loss adjustment expenses reserves for the six months ended June 30, 2013 and 2012, respectively. The year-to-date favorable development in 2013 is primarily from non-California states.

Investment Results

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
(000's except average annual yield)
Average invested assets at cost (1)	$3,046,790	$2,996,602	$3,050,372	$2,992,590
Net investment income (2)
Before income taxes	$31,674	$31,673	$62,850	$63,159
After income taxes	$27,787	$27,990	$55,058	$56,028
Average annual yield on investments - after income taxes (2)	3.7%	3.7%	3.6%	3.7%

Net realized investment (losses) gains:
Fixed maturity securities (3)	$(59,903)	$10,208	$(70,762)	$31,293
Equity securities	(7,849)	(33,710)	46,990	(3,193)
Short-term investments	(624)	(625)	(772)	(780)
Others	961	368	1,179	1,584
Total	$(67,415)	$(23,759)	$(23,365)	$28,904

(1)

Fixed maturities and short-term bonds at amortized cost and equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each respective period.

(2)

Net investment income and average annual yield for the six months ended June 30, 2013 slightly decreased primarily due to the maturity and replacement of higher yielding investments, purchased when market interest rates were higher, with lower yielding investments purchased during low interest rate environments.

(3)

Net realized investment losses on fixed maturity securities for the three and six months ended June 30, 2013 primarily related to mark to market adjustments on securities that continue to be held in the portfolio. The decrease in the fixed maturity portfolio primarily resulted from the increase in interest rates that occurred in the second quarter of 2013.

The Board of Directors declared a quarterly dividend of $0.6125 per share. The dividend will be paid on September 26, 2013 to shareholders of record on September 12, 2013.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through August 5, 2013. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 16945973. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in states outside of California; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (000's except per-share amounts and ratios) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net premiums written	$665,479	$653,633	$1,355,983	$1,311,920

Revenues:
Net premium earned	$675,787	$637,247	$1,338,382	$1,273,059
Net investment income	31,674	31,673	62,849	63,159
Net realized investment (losses) gains	(67,415)	(23,759)	(23,365)	28,904
Other	2,521	2,544	4,854	5,258
Total revenues	$642,567	$647,705	$1,382,720	$1,370,380
Expenses:
Losses and loss adjustment expenses	486,906	497,251	953,966	947,167
Policy acquisition costs	126,393	117,726	250,115	235,156
Other operating expenses	54,015	51,203	112,078	104,128
Interest	212	378	526	788
Total expenses	$667,526	$666,558	$1,316,685	$1,287,239

(Loss) income before income taxes	(24,959)	(18,853)	66,035	83,141
Income tax (benefit) expense	(15,695)	(13,589)	8,838	15,049
Net (loss) income	$(9,264)	$(5,264)	$57,197	$68,092

Basic average shares outstanding	54,941	54,895	54,931	54,886
Diluted average shares outstanding (a)	54,941	54,895	54,948	54,915

Basic Per Share Data
Net (loss) income	$(0.17)	$(0.10)	$1.04	$1.24

Net realized investment (losses) gains, net of tax	$(0.80)	$(0.28)	$(0.28)	$0.34

Diluted Per Share Data (a)
Net (loss) income	$(0.17)	$(0.10)	$1.04	$1.24

Net realized investment (losses) gains, net of tax	$(0.80)	$(0.28)	$(0.28)	$0.34

Operating Ratios-GAAP Basis
Loss ratio	72.1%	78.0%	71.3%	74.4%
Expense ratio	26.7%	26.5%	27.1%	26.7%
Combined ratio (b)	98.7%	104.5%	98.3%	101.1%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$665,479	$653,633	$1,355,983	$1,311,920
Change in net unearned premiums	10,308	(16,386)	(17,601)	(38,861)
Net premiums earned	$675,787	$637,247	$1,338,382	$1,273,059

Paid losses and loss adjustment expenses	$489,174	$472,837	$982,654	$953,359
Change in net loss and loss adjustment expense reserves	(2,268)	24,414	(28,688)	(6,192)
Incurred losses and loss adjustment expenses	$486,906	$497,251	$953,966	$947,167

(a)	The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.
(b)	Combined ratios for the three and six months ended June 30, 2013 do not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,413,895; $2,270,903)	$2,482,052	$2,408,354
Equity securities (cost $492,573; $475,959)	528,725	477,088
Short-term investments (cost $165,783; $294,607)	165,520	294,653
Total investments	3,176,297	3,180,095
Cash	180,331	158,183
Receivables:
Premiums	356,061	345,387
Accrued investment income	33,783	31,109
Other	17,846	17,756
Total receivables	407,690	394,252
Deferred policy acquisition costs	189,599	185,910
Fixed assets, net	154,884	161,940
Current income taxes	0	7,058
Deferred income taxes	17,689	0
Goodwill	42,796	42,796
Other intangible assets, net	44,593	47,589
Other assets	17,941	11,863
Total assets	$4,231,820	$4,189,686

LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expenses	$1,007,036	$1,036,123
Unearned premiums	938,112	920,429
Notes payable	140,000	140,000
Accounts payable and accrued expenses	116,561	96,220
Current income taxes	2,395	0
Deferred income taxes	0	445
Other liabilities	193,848	153,972
Shareholders' equity	1,833,868	1,842,497
Total liabilities and shareholders' equity	$4,231,820	$4,189,686

OTHER INFORMATION
Common stock shares outstanding	54,959	54,922
Book value per share	$33.37	$33.55
Statutory surplus	$1.50 billion	$1.44 billion
Premiums written to surplus ratio	1.8	1.8
Debt to total capital ratio	7.1%	7.1%
Portfolio duration (including all short-term instruments)(a)(b)	3.4 years	2.8 years
Policies-in-force (company-wide "PIF")(a)
Personal Auto PIF	1,246	1,249
Homeowners PIF	457	442

(a)	Unaudited.
(b)	Modified durations reflecting anticipated early calls.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended June 30,					Six Months Ended June 30,
	Total		Per diluted share			Total		Per diluted share
	2013	2012	2013 (a)	2012 (a)		2013	2012	2013	2012
(000's except per-share amounts)
Operating income	$34,556	$10,180	$0.63	$0.19		$72,384	$49,305	$1.32	$0.90
Net realized investment (losses) gains, net of tax	(43,820)	(15,444)	(0.80)	(0.28)		(15,187)	18,787	(0.28)	0.34
Net (loss) income	$(9,264)	$(5,264)	$(0.17)	$(0.10)	(b)	$57,197	$68,092	$1.04	$1.24

(a)	The dilutive impact of incremental shares is excluded from loss positions in accordance with GAAP.
(b)	Net income per diluted share does not sum due to rounding.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies. Net premiums written are meant as supplemental information and are not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods' loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Six Months Ended June 30,
	2013	2012

Combined ratio-accident period basis	98.5%	98.8%
Effect of estimated prior periods' loss development	(0.2)%	2.3%
Combined ratio	98.3%	101.1%

CONTACT: Theodore Stalick, VP/CFO, (323) 937-1060